Exhibit 99.3

MICROS SYSTEMS, INC.

1991 STOCK OPTION PLAN

1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the “Plan”), is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the “Company”) stock by key associates of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, non-employee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options (“ISOs”) (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) and nonqualified options.

2. ADMINISTRATION. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be “non-employee directors” (within the meaning of Rule 240.16(b)-3 of the Securities and Exchange Commission). The Committee shall determine the purchase price of the stock covered by each option, the associates and non-employee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. EFFECTIVENESS AND TERMINATION OF PLAN.

(a)	The Plan shall become effective as of September 23, 1991.

(b)	This Plan shall terminate on the earliest of (i) December 31, 2017, (ii) the date when all shares of the Company’s Common Stock (the “Shares”) reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan’s termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

4. GRANTEES. Subject to Section 2, options may be granted to key associates (including directors and officers) and non-employee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a “Grantee”); provided, however, ISOs shall only be granted to associates.

5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 41,200,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

(a)	Price. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code (“10% Stockholder”), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported. Except as set forth in the following sentence, the exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid (i) by delivery of Common Stock already owned by, and in possession of, the Grantee; (ii) by delivery of any combination of United States dollars or Common Stock or (iii) through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or any successor regulation of the agency then responsible for administering margin regulations pertaining to securities brokers.

(b)	Limit on Incentive Option Amount. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

(c)	Duration and Exercise of Options. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Stockholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

The Plan shall be subject to approval by the Company’s stockholders within one (1) year from the date on which it was adopted. Prior to such stockholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company’s stockholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

(d)	Termination of Employment. Except as otherwise determined by the Committee, upon the termination of a Grantee’s employment (or service as a non-employee director), the Grantee’s rights to exercise an option shall be as follows:

(i)	If the Grantee’s employment (or service as a non-employee director) is terminated on account of total and permanent disability (pursuant to the Company’s long-term disability plan for Grantees who are associates) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee’s estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

(ii)	In the case of a Grantee whose employment (or service as a non-employee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee’s estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

(iii)	In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee’s estate may exercise such option during the period ending on the first anniversary of the Grantee’s retirement but in no event after the expiration of the term of the option.

(iv)

In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a non-employee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee’s estate in the event of the Grantee’s death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to such termination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee’s termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee’s option shall expire as of the date of termination of employment.

(v)	A Grantee’s “estate” shall mean the executors, administrators, or beneficiaries of the estate of the Grantee. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e)	Transferability of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee’s lifetime only by the Grantee.

(f)	Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and consistent with the terms hereof. Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

(g)	Minimum Number of Shares. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

(h)	Maximum Number of Shares. Subject to adjustments as provided in Section 7(a) hereof, the maximum number of Shares subject to options that may be granted hereunder during any one fiscal year of the Company to any one individual shall be limited to 400,000 Shares.

(i)	Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash. Notwithstanding anything to the contrary herein: (i) the Company or a subsidiary may not reacquire an option for consideration per underlying share in excess of the amount by which the closing price of a share on the date of the reacquisition exceeds the purchase price (exercise price) of the option with respect to such underlying share; and (ii) the Committee may not reprice options, nor may the Board amend the Plan to permit repricing of options , unless the stockholders of the Company provide prior approval for such repricing. For purposes of this Section 7(i), “closing price” means, on a given date, the closing price of a Share as reported on such date on the composite tape of the principal national securities exchange on which the Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on such market in which such prices are regularly quoted, or, if there is no market on which the Shares are regularly quoted, the closing price shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

7. CAPITAL STRUCTURE CHANGES.

(a)	If the outstanding shares of the Company’s Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number, kinds and limits of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

(b)	Fractional Shares resulting from any adjustment in options pursuant to Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c)	Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

(d)	Options may be granted under this Plan from time to time in substitution for similar options held by associates of corporations who become or are about to become associates of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without stockholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option. In addition, no options granted hereunder shall be re-priced to a price other than the exercise price on the original grant date.

10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing persons may be entitled to other indemnities under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or under any power that the Company or a subsidiary may have.

12. GOVERNING LAW. Except to the extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.